                                                                     Exhibit 3.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


     NUMBER    SHARES


                                  EXO-WEB.COM

                  AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                               PAR VALUE: $.001

THIS CERTIFIES THAT

                                                                          SAMPLE

IS THE RECORD HOLDER OF


                    --Shares of EXO-WEB.COM. Common Stock--

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.*

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:


     /s/ Randall Currey
     ---------------------
     President

                                   [CORPORATE SEAL]
     s/ Ronald Condley
     ---------------------
     Secretary

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

               Countersigned & Registered:

               INTERWEST TRANSFER CO., INC.
               P.O. BOX 17136
               SALT LAKE CITY, UTAH 84117

                                   Authorized Signature

                                   By ___________________


* As Applicable